UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2022

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote Security Holders.
On July 12, 2022, TransDigm Group Incorporated (the “Company”) conducted its Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the meeting, Messrs. David Barr, Mervin Dunn, Michael Graff, Sean Hennessy, W. Nicholas Howley, Gary E. McCullough, Robert Small, John Staer, Kevin Stein and Mses. Jane Cronin and Michele Santana were re-elected as directors of the Company. In addition, the stockholders, in an advisory vote, ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2022; and approved the compensation paid by the Company to its named executive officers. The details of the vote are set forth below:
Proposal 1 – Election of Directors:

	FOR	WITHHELD
David Barr	47,596,997	1,903,369
Jane Cronin	49,100,179	400,187
Mervin Dunn	35,075,768	14,424,598
Michael Graff	32,208,817	17,291,549
Sean Hennessy	35,352,516	14,147,850
W. Nicholas Howley	47,918,073	1,582,293
Gary E. McCullough	44,621,459	4,878,907
Michele Santana	47,695,201	1,805,165
Robert Small	35,430,222	14,070,144
John Staer	47,417,207	2,083,159
Kevin Stein	48,740,673	759,693

Proposal 2 – To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2022:

FOR	50,361,576
AGAINST	338,517
ABSTAIN	3,141

Proposal 3 – To approve (in an advisory vote) compensation paid to the Company’s named executive officers:

FOR	25,477,254
AGAINST	23,977,834
ABSTAIN	45,278
BROKER NON-VOTES	1,202,868

No other matters were brought before stockholders for a vote at the 2022 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Halle Fine Martin
Name:	Halle Fine Martin
Title:	General Counsel, Chief Compliance Officer and Secretary

Date: July 13, 2022